                                                                    Exhibit 10.8

NOTE: The Company is seeking confidential treatment with respect to certain information contained in this agreement. Therefore, such information, which is identified by a [*], has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.



                          TENNESSEE HEALTH PARTNERSHIP
                       PROVIDER NETWORK AGREEMENT (AGENT)

     This Agreement is made between TENNESSEE HEALTH PARTNERSHIP ("THP"), a Tennessee joint venture, and the entity named on the signature page of this Agreement ("Agent").

                                    RECITALS

A. Agent has developed and established a network of Providers and has been duly authorized by each Provider to represent, legally bind and commit each Provider to provide Designated Covered Services to Enrollees pursuant to the terms of this Agreement.

B. THP desire to establish a network of health care providers to provide cost effective Covered Services to Enrollees.

C. THP further desires to arrange for the provision of Covered Services to Enrollees by network providers pursuant to a Master Agreement between THP and each Payor
 .
D. THP and Agent mutually desire that each Provider become a member of such provider network for the purposes of providing Designated Covered Services to Enrollees.
E. References to Provider in this Agreement shall mean each Provider included in Agent's THP Network.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants of the parties set forth below, it is agreed as follows:
                                   ARTICLE I
                                  Definitions
     The following definitions shall be used in the interpretation and implementation of this Agreement.

     1.1 "Addendum" means any amendment or supplement to this Agreement identifying a Payor Plan and setting forth certain essential provisions of the Payor Plan that are necessary for Provider to provide and Payee to bill for Designated Covered Services provided to Enrollees covered under the master Agreement in a manner permitted by this Agreement and such Master Agreement.
All provisions of each Addendum are incorporated herein by reference and shall be deemed a part of this Agreement. A list of all Addenda attached to this Agreement as of the time of its execution by the parties is set forth on the List of Addenda attached to this Agreement as Exhibit 2. Addenda may be deleted
                                              ---------
or added to this Agreement by THP as provided in Section 14.2 of this Agreement.
                                                 ------------

     1.2 "Agent's THP Network" means the network of Providers established by Agent for the purpose of providing Designated Covered Services to Enrollees under this Agreement, each member of which is referred to as Provider and all members of which are referred to as Providers under this Agreement. Current members of Agents' THP Network are listed on Exhibit 4. This term shall not
                                             ---------
apply to any other network of health care providers formed by Agent for the purpose of serving Payor Plans not covered by this Agreement, notwithstanding that such other network includes all Providers included in Agent's THP Network.

     1.3 "Agreement" means this Agreement, all Addenda and Exhibits to this Agreement, Applicable Policies and Procedures and all applicable State or federal requirements that are required by law or contract to be incorporated as a part of this Agreement.

     1.4 "Applicable Policies and Procedures" means those medical policies and administrative rules, regulations and procedures adopted by THP or Payor that are applicable to a Payor Plan and that supplement, implement and apply to the terms of the Payor Plan, Master Agreement and this Agreement. Such policies and rules shall include, without limitation, provisions and requirements related to
(i) the delivery and provision of, and payment for, Covered Services to Enrollees by Provider Panels, (ii) determination of Medical Necessity, Referral requirements and obtaining Prior Authorization for deliver of Covered Services,
(iii) utilization and peer review, (iv) recordkeeping and data reporting and
(iv) appeal and grievance procedures to aid in the resolution of disputes that may arise among THP, THP Providers, Payors, Enrollees and others. Applicable Policies and Procedures may be amended from time to time by THP or the appropriate Payor without the consent of Agent or Provider. Notice of any such amendments shall be given to Provider in accordance with the provisions of
Article XVII.
------------

     1.5 "Clean Claims" means a properly completed claim for payment for Designated Covered Services received by THP from Agent or Provider that, in the determination of the Designated Paying Agent, is complete (i.e., requires no further information, documentation, adjustment or alteration by Provider in order to be processed or paid), that is not contested or denied by the Designated Paying Agent (i.e., not reasonably believed to be incorrect or fraudulent) and that is not subject to appeal or grievance procedures.

     1.6 "Coordination of Benefits" means allocation of responsibility between two or more Payors to pay for health care services provided to the same Enrollee.

     1.7 "Copayment" means an Enrollee's share of costs for Covered Services under a Payor Plan, including cost sharing expressed as coinsurance and deductibles under such Payor Plan.

     1.8 "Covered Services" means those health care services and supplies that are (i) Medically Necessary, (ii) covered under a Payor Plan and (iii) to be provided to Enrollees by a Provider Panel pursuant to a Master Agreement. Covered Services are limited to the most appropriate, supply or level or care that is consistent with professionally recognized standards of medical practice within the Service Areas and Applicable Policies and Procedures.

     1.9  "CPT" means the appropriate published edition of Current Procedural
                                                           ------------------
Terminology, a listing of descriptive terms and identifying codes for reporting
-----------
medical services and procedures performed by health care providers, including all updates to such listing.

     1.10 "Credentialing" means the process by which THP or Payor, or any designee of THP or Payor, certifies or recertifies the clinical credentials of THP Providers or Provider Affiliates.

     1.11 "Designated Covered Services" means those Covered Services identified in Exhibit 1 attached to and made a part of this Agreement to be provided to
   ---------
Enrollees by Provider or Provider Affiliates pursuant to this Agreement.

     1.12 "Designated Paying Agent" means the party designated in the Master Agreement as responsible for paying Payee for Designated Covered Services provided to Enrollees by Providers under the applicable Payor Plan.

     1.13 "Drug Formulary" means the applicable listing of medications eligible for coverage as Covered Services under any prescription medication benefit offered in conjunction with a Payor Plan that is created, published and updated by THP or Payor.

     1.14 "Emergency Care" means, with respect to each Payor Plan, emergency health care services as defined and determined in accordance with the terms of such Payor Plan or Applicable Policies and Procedures. The attending health care provider is exclusively responsible for making medical determinations and treatment decisions; however, payment for health care services rendered will be conditioned on (a) whether timely notification of the delivery of Emergency Care has been given to THP or Payor, if required under the applicable Payor Plan or Master Agreement and (b) THP's or Payor's subsequent review and determination as to whether such services constitute Covered Services under the applicable Master Agreement and are consistent with professionally recognized standards of practice within the Service Area and Applicable Policies and Procedures, Payee may appeal claims for payment of such services that are denied by THP through those Applicable Policies and Procedures related to THP Provider appeals.

     1.15 "Enrollee" means a person covered under a Payor Plan who is entitled to the provision of Covered Services by a Provider Panel pursuant to a Master Agreement.

     1.16 "Excluded Services" means any health care services, including a Covered Service, that are not Designated Covered Services. Excluded Services rendered by provider to Enrollees are not to be compensated by THP or any Payor under this Agreement.

     1.17 "Exhibit" means an exhibit so designate that is numbered and attached to this Agreement. Each Exhibit is incorporated into this Agreement.

     1.18 "Fee Schedule" means the reimbursement schedule that may be agreed upon by Payee and THP subsequent to execution of this Agreement in accordance with Section 14.3.
     ------------

     1.19 "List of Addenda" means the list of Addenda attached to and made a part of this Agreement as Exhibit 2.
                          ---------

     1.20 "Master Agreement" means an agreement between a Payor and THP that describes the terms and conditions under which THP will arrange for a Provider Panel to provide Covered Services to Enrollees under a Payor Plan and describes the terms and conditions under which such services shall be provided. If THP has developed and offered such Payor Plan to Payor, the Master Agreement shall also set forth the adoption or implementation of such Payor Plan by Payor and reference or describe the terms and conditions of such Payor Plan.

     1.21 "Medical Director" means a physician duly licensed to practice medicine who is employed by or under contract with THP or Payor to monitor the provision of Covered Services to Enrollees.

     1.22 "Medically Necessary" or "Medical Necessity" means or refers to Covered Services furnished by a Panel Provider or other health care provider that are determined to be medically necessary and appropriate pursuant to, in accordance with, and in the manner provided by the terms of the applicable Payor Plan, Master Agreement, and Applicable Policies and Procedures.

     1.23 "Panel Provider" means, with respect to each Provider panel, each THP Provider that is assigned to such Provider Panel by THP pursuant to Section 5.1.
                                                                    -----------

     1.24 "Payee" means, with respect to each Payor Plan, the person or entity designated as the "Payee" in the Addendum identifying such Payor Plan. The Payee shall either be Agent, who shall receive and disburse payments from the Designated Paying Agent on behalf of all Providers and Provider Affiliates, or the provider who shall receive and disburse payments from the Designated Paying Agent for those Designated Covered Services provided by such Provider or Provider Affiliates to Enrollees. If Provider is designated Payee in an Addendum, Provider may change such designation to Agent by notifying THP of such change in writing, such change to take effect on the later of the next payment date following receipt of such notice or thirty (30) days following receipt of such notice.

     1.25 "Payor" means an employer, insurance company, health maintenance organization, health plan, managed care organization, prepaid health services organization or other person, group or entity that adopts, implements, establishes, manages, administers or maintains a Payor Plan. To the extent such organization contracts with or designates a third party administrator or other entity to administer or assist in the administration of a Payor Plan, such administrator shall be deemed a Payor with respect to such Payor Plan.

     1.26 "Payor Plan" means any benefit plan or program adopted, implemented, established, maintained or administered by a Payor for the purpose of providing, arranging for the provision of or making available health care services to participants in such plan or program.

     1.27 "Primary Care Provider" means any THP Provider who (i) is designated as a primary care provider in his/her provider agreement with THP and (ii) is designated as a primary care provider by THP or Payor when assigned to a Provider Panel.

     1.28 "Prior Authorization" means authorization of health care services for coverage as Designated Covered Services by THP or Payor prior to the Enrollee obtaining such services. Requests for Prior Authorization will be denied if THP determines that the health care services that are proposed for coverage are (a) not included as Covered Services under the applicable Master Agreement, (b) not Medically Necessary, (c ) not Designated Covered Services or (d) in conflict with Applicable Policies and Procedures.

     1.29 "Provider" means each health care provider that is a member of Agent's THP Network during the term of this Agreement.

     1.30 "Provider Affiliate" means any individual health care provider that is
(i) employed by or under contract with Provider, (ii) licensed, certified, trained or otherwise qualified to provide Designated Covered Services to Enrollees, (iii) Credentialed to provide Designated Covered Services by THP or Payor and (iv) authorized by THP to provide Designated Covered Services to Enrollees on behalf of Provider under this Agreement.

     1.31 "Provider Panel" means those THP Providers who are authorized by THP or Payor to provide Covered Services to Enrollees under a Payor Plan pursuant to the terms of a Master Agreement.

     1.32 "Referral" means the act and process through which THP or a THP Provider refers an Enrollee to a Panel Provider to obtain Covered Services.

     1.33 "Service Area" means the geographic area served by a Provider Panel as established and identified from time to time pursuant to a Payor Plan, Master Agreement and/or Applicable Policies and Procedures.

     1.34 "State" means any state of the United States of America in which Provider is to provide Designated Covered Services to Enrollees under this Agreement and, where appropriate, any department, agency, bureau or other subdivision thereof.

     1.35 "TennCare" means the program administered by the State of Tennessee (currently pursuant to waiver granted by the Health Care Financing Administration, United States Department of Health and Human Services) under which the State pays a monthly prepaid capitated amount to managed care organizations for rendering or arranging necessary health care services to eligible persons, and any successor program implemented by the State.

     1.36 "THP Provider" means a physician, other individual health care provider, hospital or other health care facility licensed, certified, trained or otherwise qualified to provide one or more Covered Services, or an independent practice association or medical group, each of whose members is licensed, certified, trained or otherwise qualified to provide one or more Covered Services, who contracts with THP to provide one or more Covered Services to Enrollees. Provider Affiliates shall not be deemed THP Providers for purposes of this Agreement and shall have the right to provide Designated Covered Services to Enrollees pursuant to this Agreement only as authorized under
Section 2.3.
-----------


                                   ARTICLE II

                    Obligations of Provider, Agent and Payee

     2.1 Participation in Provider Panels. Provider shall serve as a member of and participate in each Provider Panel to which Provider is appointed by THP pursuant to Section 5.1. The obligations of Provider under this Article II
            -----------                                          ----------
shall be separately applicable to each Payor Plan served by a Provider Panel to which Provider is appointed.

     2.2 Services. Consistent with sound medical practice and in accordance with professionally recognized standards of medical practice in the Service Area for rendering quality medical care, Provider shall provide Designated Covered Services to those Enrollees entitled to receive such services from Provider under the terms of this Agreement and the applicable Master Agreement and Payor Plan. In providing such Designated Covered Services to Enrollees, Provider shall observe and comply with Applicable Policies and Procedures.

     2.3  Provider Affiliates.

          2.3.1 Designated Covered Services. Provider shall have the right to provide Designated Covered Services to Enrollees through one or more Provider Affiliates only if authorized to do so in writing by THP. THP may revoke such consent if the Provider Affiliate fails to comply with the terms and conditions of this Agreement imposed on Provider Affiliates. If requested by THP, each Provider Affiliate will execute and deliver to THP the form of Agreement, Release and Immunity attached to this Agreement as Exhibit 3. Where
                                                   ---------
appropriate, all references to Provider in this Agreement shall be deemed to include all Provider Affiliates. Provider shall not authorize, permit or allow any Designated Covered Services to be delivered or provided by anyone other than Provider or a Provider Affiliate.

          2.3.2 Payment of Provider Affiliates. Payee or Provider (as may be agreed between them) shall be solely and exclusively responsible for compensating all Provider Affiliates who provide Designated Covered Services to Enrollees under this Agreement and Payee and Provider shall indemnify and hold THP and the applicable Payor harmless from any liability, cost or expense related to or arising from any claim for payment or other compensation by a Provider Affiliate made against THP or such Payor. The sole and exclusive obligation of THP or any Payor to pay for Designated Covered Services rendered by Provider or any Provider Affiliate under this Agreement shall be to make payments directly to Payee pursuant to Section 4.1.
                                       -----------

          2.3.3 Provider Responsibility for Related Provider Affiliates. Provider shall be solely and legally responsible for the quality of Designated Covered Services or any other health care service that any related Provider Affiliate renders to Enrollees and for ensuring that Designated Covered Services provided by a related Provider Affiliate are within the scope of the related Provider Affiliate's license and training and meet professionally recognized standards of practice within the Service Area. For purposes of this Agreement, the term "related Provider Affiliate" shall mean a Provider Affiliate who is employed by provider or, in the case of a Provider that is an institution or facility, who is authorized by the bylaw, rules or regulations of such institution or facility to provide professional services to Enrollees at or on behalf of such institution or facility.

     2.4 Referral, Prior Authorization and Managed Care Requirements. To the extent applicable to Provider, compensation for health care services is limited to Designated Covered Services rendered by provider which have been authorized by Referral and, when required under the Payor Plan or Master Agreement, have been rendered after Prior Authorization has been given by THP or Payor. Provider shall abide by Applicable Policies and Procedures governing Referrals, Prior Authorization, utilization management, and concurrent, retrospective and prospective review of Designated Covered Services. It is Provider's responsibility to follow Applicable Policies and Procedures and to provide sufficient information and reports in a timely manner for THP or Payor to complete its reviews.

     2.5 Excluded Services. In order for Payee to be reimbursed by and Enrollee for Excluded Services, Provider must advise the Enrollee in writing, prior to providing Excluded Services to the Enrollee, that the services are not covered by this Agreement, will not be paid for by THP or Payor and that the Enrollee will be responsible for paying the Provider directly for such services. Further, if an Enrollee requests such Excluded Services, Enrollee must acknowledge in writing, in advance of the provision of services, that neither THP nor Payor shall be responsible for the payment of such services. Subject to the above requirements, Provider shall have the right to separately bill an Enrollee for Excluded Services.

     2.6 Drug Formulary. Provider shall comply with the medication prescribing and dispensing guidelines set forth in the Drug Formulary applicable to each Payor Plan.

     2.7  Accessibility of Designated Covered Services.

          2.7.1 Provider Location. Provider must at all times maintain his/her/its primary office or location within the county and State identified as Provider's primary location on Exhibit 4.
                               ---------

          2.7.2  Accessibility.  Except as provided in Subsection 2.7.3,
                                                       ----------------
Designated Covered Services shall be available and accessible to Enrollees from Provider during reasonable hours of operation, with provision for after-hour services, if applicable. If Provider is required to provide Emergency Care or any other Designated Covered Service as a full-time service, such service shall be available and accessible 24 hours a day, 7 days a week. Enrollees shall have access to Designated Covered Services that meets all requirements of each Payor Plan and Applicable Policies and Procedures. Under no circumstances shall an Enrollee's access to care be less than access to care of other patients of Provider. Provider shall monitor the accessibility of care to enrollees, including where appropriate, average time to schedule an appointment and waiting time at scheduled appointments, and shall initiate corrective action where necessary to improve quality of care in accordance with that level of medical care recognized as acceptable professional standards in the Service Area and to comply with Applicable Policies and Procedures regarding same.

          2.7.3 Closing or Limiting of Practice. Subject to the requirements of Section 3.1, if a Provider is an individual health care professional, then,
   -----------
upon the occurrence of exceptional circumstances, such as disability or illness or the closing of Provider's practice to all new patients, Agent or Provider may request that Provider not be required to accept additional Enrollees or other adjustments to his/her status as a THP Provider by giving written notice of such request to THP as soon as possible and, where an upcoming change in status is known or reasonably should be known to Provider in advance, at least sixty (60) days in advance of the effective date of such requested change. THP will then work with Agent and Provider to determine what accommodation, if any, can be made in Provider's obligations under this Agreement. Where an accommodation and resulting limitations are approved by THP, THP shall notify other THP Providers who are members of the applicable Provider Panels if deemed necessary for the proper operation of the network. Should Provider wish to have any limitations removed, Agent and Provider shall make that request in writing to THP, and THP shall consider when and on what terms the limitations may be removed. If THP and Provider cannot agree on an accommodation, THP may require that Provider be removed from Agent's THP Network as provided in Section 7.3. If removal occurs,
                                                -----------
any Enrollees assigned to such Provider shall be assigned to one or more other Providers who are members of the appropriate Provider Panel as provided in
Section 7.8.
-----------

     2.8 Treatment of Enrollees. Provider, Provider Affiliates and Provider's staff and administrative personnel shall endeavor to maintain a high level of customer service and satisfaction for each Payor Plan served by Provider as a member of a Provider Panel.

     2.9 Reporting of Actions Against Provider or a Provider Affiliate. Agent or Provider shall notify THP within ten (10) calendar days of the occurrence of any of the following, such notice to include a brief description of such occurrence and the reasons therefor:

          2.9.1 any action taken to restrict, suspend or revoke Provider's and/or a Provider Affiliate's license to provide any Designated Covered Service required by this Agreement;

          2.9.2 any suit or arbitration action brought against Provider and/or a Provider Affiliate for malpractice;

          2.9.3 any felony information or indictment or investigation instituted by the State or any federal agency with regulatory authority over Provider or any Provider Affiliate;

          2.9.4 any disciplinary proceeding or action against Provider and/or a Provider Affiliate before an administrative agency of any Statue or any federal agency with regulatory authority over Provider or any Provider Affiliate;

          2.9.5 any cancellation or material modification of the professional liability insurance required to be carried by Agent, Provider or any Provider Affiliate;

          2.9.6 any action taken to restrict, suspend or revoke the participation of Provider or any Provider Affiliate in Medicare, CHAMPUS or TennCare;

          2.9.7 any disciplinary action or action to terminate or restrict privileges at any hospital or other health care facility taken by such facility against Provider or any Provider Affiliate; and

          2.9.8 any other event or situation which might materially affect the ability of Agent, Provider or any Provider Affiliate to carry out its, his or her duties and obligations under this Agreement.

Agent or Provider shall provide THP with a written summary of the final disposition of any such occurrence.

     2.10    Quality of Covered Services

          2.10.1 Warranties and Responsibilities. Provider shall be solely and legally responsible for the quality of Designated Covered Services or any other health care service that Provider renders to Enrollees and Agent and Provider specifically warrant and represent to THP as follows, with Agent's representations and warranties applying to all Providers:

               (a) The Designated Covered Services that are to be furnished by Provider pursuant to this Agreement are and shall be within the scope of Provider's license and training, and Provider is and at all times during the term of this Agreement shall be professionally or otherwise qualified to provide such Designated Covered Services to Enrollees;


               (b) Designated Covered Services provided by Provider under this Agreement shall meet professionally recognized standards of practice within the Service Area. Designated Covered Services shall be provided to Enrollees by Provider under this Agreement in accordance with the terms of the relevant Payor Plan, Master Agreement and this Agreement, and in compliance with Applicable Policies and Procedures, in the same manner and in accordance with the same standards of patient care afforded to Provider's other patients.

          2.10.2 Cooperation With Utilization Management and Quality Improvement Programs. Agent and Provider agree to cooperate with and participate in, and cause all Provider Affiliates to cooperate with and participate in, the utilization management and quality improvement programs and procedures established by THP or Payor which are intended to measure and manage the costs, utilization and quality of Designated Covered Services provided by Provider and Provider Affiliates. Such programs shall be developed and established by THP or Payor and shall be implemented in accordance with the terms of Applicable Policies and Procedures which may be modified from time to time by THP or Payor to meet the objectives of such programs. Provider shall provide THP or Payor with summaries of or access to records maintained by Provider as required in connection with such programs, subject to any confidentiality requirements under the laws of the State. Provider shall not, however, be required to furnish THP or Payor with access to or otherwise disclose records, files, proceedings or other materials prepared or maintained by a medical review or peer review committee to the extent prohibited by law. Provider authorizes on behalf of Provider and each Provider Affiliate, in accordance with Subsection
                                                                   ----------
     2.12.5 of this Agreement, the release to and by THP and Payor of
     ------
     information necessary to carry out the utilization management and quality improvement programs of THP or Payor.

          2.10.3 Compliance with Applicable Policies and Procedures. Provider and all Provider Affiliates shall abide by and comply with Applicable Policies and Procedures, including those applicable to Credentialing, Prior Authorization, prospective, concurrent and retrospective Medical Necessity review, utilization management, quality management, peer review, THP corrective action plans, Enrollee appeals and Provider grievance procedures.

Provider and all Provider Affiliates shall comply with all final determinations of THP and/or Payor peer review, Provider appeal and Enrollee grievance processes.

     2.12 Record Keeping and Reporting Requirements.

          2.12.1 Records. Provider shall maintain current medical and other records in accordance with accepted standards of all information relevant to Designated Covered Services provided to Enrollees, including, but not limited to services performed, charges, dates of service, medical/patient charts, prescription orders, diagnoses, documentation of orders for laboratory and other tests and test results, Referrals and other information necessary for the evaluation of the nature, necessity, quality, quantity, appropriateness and timeliness of such services.

          2.12.2 Maintenance of Records. Provider shall maintain, for at least five (5) years after the date of the delivery of services and readily make available to THP, the State, the United States Department of Health and Human Services, and any other government agency with regulatory authority, medical and health records of Enrollees receiving Designated Covered Serviced and all related administrative records. Upon request, THP and such agencies shall have access at reasonable times to the books, records, and papers of Provider relating to Designated Covered Services, to the cost thereof and Copayments received from Enrollees.

          2.12.3 Reporting Requirements. Provider shall comply with the encounter, clinical information or other reporting requirements of each Master Agreement and Payor Plan and shall utilize such encounter reporting forms as required by THP or Payor. Forms used in submitting such information shall be in a format approved by THP. Generally, HCFA 1500 and UB-92 forms will be approved unless otherwise required by the Payor Plan or an Addendum.

          2.12.4 Confidentiality of Information. Agent and Provider shall assure that all material and information, in particular information relating to Enrollees, which is provided to or obtained by or through Provider's performance under this Agreement, whether verbal, written, taped, computerized, or otherwise, shall be maintained and treated as confidential information to the extent confidential treatment is required under State and federal laws. Neither Agent nor Provider shall use any such information in any manner except as necessary for the proper discharge of its obligations and securement of its rights under this Agreement. Except as expressly authorized by this Agreement, all information as to personal facts and circumstances concerning Enrollees obtained by Agent or Provider shall be treated as privileged communications, shall be held confidential and shall not be divulged without the written consent of the Enrollee, provided that nothing stated herein shall prohibit the disclosure of information in summary, statistical or other forms which does not identify particular Enrollees. The use or disclosure of information concerning Enrollees by Agent, Provider, or any Provider Affiliate shall be limited to purposes directly connected with the administration of this Agreement.

          2.12.5 Access to Confidential Information. Subject to all applicable privacy and confidentiality laws, rules, and regulations (including those requiring patient consent where applicable), the medical records of Enrollees and administrative records related thereto shall be made available to each Panel Provider and to THP, any appropriate Payor, and their respective agents and representatives.

     Agent and Provider shall allow THP and the appropriate Payor to inspect, audit and duplicate any and all data, billings, and other records maintained on Enrollees in such Payor's Plan. Inspection, audit and duplication shall occur after reasonable notice during regular working hours. Provider acknowledges that THP's quality management program includes provisions for records audit, peer review, Provider appeals and Enrollee grievance procedures. Certain records of THP with respect to quality management shall be made available for review by applicable State and federal regulatory agencies and by representatives of Payors if required by law or the terms of the Master Agreement. Ownership access to Agent's or Provider's records of Enrollees shall be controlled by applicable laws of each State and this Agreement. THP and each State and federal regulatory agencies shall also have access to such records as required by law and pursuant to the terms of Article VIII of this
                                                   ------------
     Agreement. Each Enrollee shall also be allowed access to his/her medical record as required by law.

          2.12.6 Patient Consents. To the extent required by law, the party requesting access to patient records shall be required to furnish Provider with an appropriate patient consent form in order to obtain such access.

     2.13 Insurance.

          2.13.1 Professional Liability. During the term of this Agreement and for a period of three (3) years after termination, Agent and each Provider shall each maintain (and require all Provider Affiliates to maintain) (through regular or tail coverage) professional liability insurance covering the insured in amounts equal to $1,000,000 per claim and $3,000,000 in the aggregate of all claims per policy year. Agent, Provider and each Provider Affiliate will deliver to THP certificates of insurance or other evidence of insurance reasonably satisfactory to THP indicating that this insurance is in effect. THP shall be provided not less than 30 days' advance written notice prior to any cancellation, non-renewal or material change in this coverage and may require a certificate from the insuror to such effect.

          2.13.2 General Liability. During the term of this Agreement, Agent, Provider and each Provider Affiliate shall each maintain general liability insurance with reasonable limits acceptable to THP against claims for damages arising as a result of personal injury or death caused, in whole or in part, by any act or omission of the insured or any of its agents, servants and employees.

          2.14 Non-Discrimination. Neither Agent, Provider nor any Provider Affiliate shall discriminate against Enrollees solely on the grounds that the Enrollee files a complaint against Agent, Provider, a Provider Affiliate or THP, or because of the Enrollee's race, color, national origin, ancestry, religion, sex, marital status, sexual orientation, age, physical handicap, or medical condition.

         2.15 Reporting Changes of Provider Information. Agent or Provider shall immediately notify THP, in writing upon, and where possible at least 30 calendar days prior to, any change in the address, business telephone number, business hours, tax identification number, license number and, if applicable, Drug Enforcement Agency registration number of Provider or any Provider Affiliate.

         2.16 Credentialing Requirements. Provider and each Provider Affiliate shall, prior to providing Designated Covered Services under this Agreement, meet THP's or Payor's Credentialing requirements for each applicable Payor Plan and Master Agreement..

         2.17 License Requirements. Provider and Each Provide Affiliate shall maintain all appropriate licenses, certifications, training and standards required by applicable State and federal laws for the providing of Designated Covered Services under this Agreement.

     2.18 Non-Solicitation. Neither Agent, Provider, any Provider Affiliate nor any entity or person associated with Agent, Provider or any Provider Affiliate shall use any membership lists or other information obtained pursuant to this Agreement or as a THP Provider to solicit Enrollees in any way on behalf of any health plan other than the contract plan in which the Enrollee is enrolled.
Such solicitation shall be a material breach of this Agreement.

     2.19 Requirements for Submission of Claims by Provider. With respect to those Designated Covered Services that Payee is to be compensated for based on the submission of a Clean Claim, claims for payment shall be paid only if submitted to Designated Paying Agent within 90 days after the date the Designated Covered Services were rendered and only after the Designated Paying Agent has determined that a claim is a Clean Claim. Neither Agent nor Provider shall seek payment from Enrollees for claims for Designated Covered Services submitted to the Designated Paying Agent except with respect to the applicable Copayment amount. Forms used in submitting claims shall be in a format approved by the Designated Paying Agent (generally HCFA 1500 and UB-92 forms are in an approved format). Claims shall include, at a minimum, the following information if applicable: date of service, patient name, Enrollee identification number, Provider Panel identification number, Referring Primary Care Physician's name and identification number, number of service units, diagnosis, billed dollar amount, Copayment amount (if applicable), CPT codes and procedure description.

     2.20 Legal and Professional Responsibility. Provider shall perform all of Provider's duties and obligations under this Agreement in accordance with all applicable laws, rules and regulations, including those made applicable by reason of any Payor Plan or Applicable Policies and Procedures. To the extent Provider is an individual practitioner, Provider agrees that he/she has an independent professional responsibility to his/her patient/Enrollee, and no action by agent, THP or Payor pursuant to this Agreement, any Payor Plan or Master Agreement or Applicable Policies and Procedures shall in any way absolve Provider or any Provide Affiliate from, or in any way restrict or inhibit his/her performance of, professional duties and obligations due a patient/Enrollee.

     2.21 Transfer. If Provider is an individual practitioner, then, if after reasonable efforts a satisfactory Provider-patient relationship is not established and maintained between Provider and any Enrollee, either Provider, Agent, such Enrollee, THP or the Payor may request that the Enrollee's care be transferred to another THP Panel Provider. No such change shall be effective, however, without prior express approval of THP or Payor which shall not be unreasonable delayed or withheld. An individual Provider shall not be required to accept or continue treatment of an Enrollee with whom the provider cannot, after reasonable efforts, establish or maintain a professional relationship.

     2.22 Confidentiality and Return of Proprietary Information. Agent and Provider covenant to maintain the confidentiality of any information and documents relating to or prepared pursuant to this Agreement, any Master Agreement or any Payor Plan and all information or documents supplied to Provider by THP or Payors pursuant to this Agreement, including, without limitation, Applicable Policies and Procedures, and shall not copy such documents or use such information or documents for any purpose other than discharging Provider's duties under this Agreement. Agent and Provider shall take reasonable precautions to prevent the unauthorized disclosure of all such information and documents. THP consents to such disclosure to Provider Affiliates as is necessary for Provider to arrange coverage by or otherwise engage Provider Affiliates to provide Designated Covered Services in accordance with this Agreement. Agent and Provider agree to promptly return any THP or Payor provider manual and any other THP or Payor proprietary documents or material upon termination of this Agreement, including any copies thereof, in Provider's or any Provider Affiliates possession or control.

     2.23 Referrals. Consistent with sound medical practice and in accordance with accepted community professional standards within the Service Area, to the extent required by the Payor Plan, Master Agreement or Applicable Policies and Procedures, Provider shall Refer Enrollees only to other Panel Providers. Provider shall comply with all requirements of each Payor Plan, Master Agreement and Applicable Policies and Procedures for notification of THP or the Primary Care Provider with respect to Referrals for Emergency Care or other Covered Services to a health care provider that is not a Panel Provider.

     2.24 No Right to Refuse Designated Covered Services. Except as provided below and in Subsection 2.7.3 and Section 2.21, Provider shall not refuse to
             ----------------    ---------------
provide Medically Necessary Designated Covered Services to any Enrollee provided the Enrollee has been certified by THP or Payor as eligible to receive such Designated Covered Services and THP or Payor has given its prior authorization for the provision of such Designated Covered Services when required under the terms of the Payor Plan, Master Agreement or Applicable Policies and Procedures. Provider shall not refuse to provide Designated Covered Services to an Enrollee for nonmedical reasons other than failure to pay any applicable Copayment.

     2.25 Marketing. THP and Payor may include references to Agent, Provider, Provider Affiliates and their business addresses and telephone numbers in any Payor Plan material provided to Enrollees in any marketing or solicitation campaigns initiated by THP or Payor and in any materials used by THP or Payor in informing other Panel Providers of panel affiliations. All marketing, advertising and publicity relative to the solicitation of Payor Plans will be conducted by THP or the appropriate Payor.

     2.26 Addenda. To the extent any of the obligations, responsibilities or rights of THP, Agent, Provider or any Provider Affiliate shall be expanded, limited or otherwise affected by the terms of any Addendum, then the terms of such Addendum shall control, and, in the event any of the provisions or terms of an Addendum shall conflict with or be inconsistent with the terms and conditions of this Agreement, the terms and provisions of such Addendum shall control.

     2.27 Compliance with Payor Plans. Provider and Provider Affiliates will comply with all requirements imposed on providers under Payor Plans and will not implement any policy or practice designed or intended to circumvent the obligation of any Enrollee to pay any Copayment.

     2.28 Credentialing Information. It may be necessary for THP to perform Credentialing of Provider and Provider Affiliates, and each individual Provider and Provider Affiliate that THP elects to Credential shall be required to execute the Agreement Release and Immunity authorizing THP to obtain Credentialing information from third parties in the form of Exhibit 3 attached
                                                            ----------
to this Agreement.

     2.29 Agent Authorization. Provider shall appoint Agent as Provider's agent and attorney-in-fact and shall enter into an appropriate provider agreement with Agent pursuant to which Agent shall be authorized to exercise, waive and represent the rights and interest of Provider under this Agreement to the extent specified in Section 5.4. Each Provider shall be required to execute the
             -----------
Agreement, Release and Immunity attached as Exhibit 3 confirming that Provider
                                            ---------
has so authorized Agent and shall execute and deliver to THP such further documents or instruments confirming such authorization as may be requested from THP from time to time during the term of this Agreement.



                                  ARTICLE  III

                        Duties and Obligations of Agent

     3.1 Maintenance of Network. Throughout the term of this Agreement, Agent shall be responsible for including and maintaining in Agent's THP Network that number of Providers sufficient for meeting all requirements for the provision of Designated Covered Services to Enrollees under the terms of this Agreement including, without limitation, range and scope of Designated Covered Services and geographic coverage in the Service Area meeting THP requirements. Subject to the preceding requirements, Agents shall have the right and authority to add or delete Providers from Agent's THP Network subject to the prior approval of THP, which shall not be unreasonably withheld. Agent and Providers recognize that the addition or deletion of Providers to the Network may require the reassignment of Enrollees to one or more other Providers and that the terminated

Provider shall be required to continue to provide Designated Covered Services to Enrollees subsequent to termination from Agent's THP Network to the extent required by the terms of this Agreement. Any new Providers added to Agent's THP Network from and after the date of this Agreement must be approved in writing by THP and must be Credentialed and otherwise authorized to provide Designated Covered Services to Enrollees under this Agreement in advance and in writing by THP. Exhibit 4 shall be amended to reflect the addition or deletion of
     ---------
Providers from Agent's THP Network. In any instance where the Agent's THP Network is considered an exclusive network by geography or service, Agent's THP Network shall include a sufficient number of Providers to accommodate the number of Enrollees to be assigned. Such defermentation shall be at the sole judgment of THP. THP reserves the right to recruit and credential other providers should Agent's THP Network be deemed insufficient.

     3.2 Administrative Responsibilities. In addition to its other duties, obligations and responsibilities under this Agreement, Agent shall perform and be responsible for those other administrative and ministerial responsibilities described in Exhibit 5 attached to this Agreement.
             ---------

     3.3 Administrative Compliance. Agent will perform on a timely basis all administrative and ministerial duties required under this Agreement and Applicable Policies and Procedures in order to ensure compliance by Agent and all Providers with all administrative requirements imposed on Agent and Providers under this Agreement. Agent will, from time to time and without notice, permit THP, its employees and agents, to inspect Agent's premises and records in order to ensure compliance by Agent and Providers with all administrative requirements under this Agreement. Agent will participate in and abide by decisions effected by THP in resolution of Provider and Enrollee grievances as specified in Applicable Policies and Procedures. Agent will provide THP on a timely basis, at Agent's sole cost and expense, with all data and information required to be furnished by Provider to THP under the terms of this Agreement to the extend not furnished on a timely basis by Provider for complying with the requirements of this Agreement imposed on Providers and Agent.

     3.4 Provider Contracts. Agent shall be responsible for entering into a binding legal agreement with each Provider pursuant to which Provider agrees to become a member of Agent's THP Network and authorizes Agent to serve as the agent and attorney-in-fact for such Provider and to enter into, execute and exercise all rights of Provider under rights of Provider under this Agreement on behalf of Provider and to bind Provider to all terms, conditions and obligations imposed on Provider under the terms of this Agreement. All provider agreements shall conform in form and content to the requirements of this Agreement and each Payor Plan covered by this Agreement. A true and accurate copy of Agent's form of provider agreement shall be submitted by Agent to THP for review and approval and Agent will furnish copies of its executed provider agreements for Agent's THP Network to THP upon request.

     3.5 Representations and Warranties of Agent. Agent hereby represents and warrants to THP as follows:

          3.5.1 Agent has the legal right, power and authority to execute and deliver this Agreement on behalf of each Provider listed on Exhibit 4 and
                                                                 ---------
     to legally bind such Provider to the terms, conditions and obligations of the Agreement as the authorized agent and attorney-in-fact for such Provider to the same extent as if this Agreement had been executed and delivered by such Provider.

          3.5.2 If Agent is designated as Payee, under the terms of its agreement with each Provider listed on Exhibit 4, Agent is authorized to
                                            ---------
     receive payment from the Designated Paying Agent for all Designated Covered Services provided by such Provider to Enrollees, and Agent shall indemnify and hold the Designated Paying Agent, THP and the appropriate Payor, and each of their officers, employees and agents harmless from and against any claims made by Provider for payment for services rendered pursuant to this Agreement.

          3.5.3  Each Provider listed on Exhibit 4 has such licenses,
                                         ---------
     certifications and other qualifications as are necessary to meet THP's Credentialing requirements and will maintain all such licenses, certifications, and qualifications for so long as such Provider is a member of Agent's THP Network and is providing Designated Covered Services under the terms of this Agreement.

          3.5.4  Each Provider listed on Exhibit 4 has appointed Agent as its
                                         ---------
     agent and attorney-in-fact to exercise, waive and represent the rights and interests of such Provider under this Agreement, including, without limitations, exercising the following rights on behalf of each Provider:

                 (i) if Agent is designated as Payee, to receive and disburse payments for furnishing of Designated Covered Services and agree to the Fee Schedule as provided in Section 14.3;
                    -------------

                 (ii) to pursue grievance procedures;

                 (iii) to accept and execute Addenda adding Payor Plans or amending this Agreement;

                 (iv) to pursue arbitration remedies; and

                 (v) to exercise rights of extension or termination of this Agreement.

          3.5.5 To the extent Agent shall add a Provider to Agent's THP Network from and after the date of this Agreement, all representations and warranties of Agents contained in this Section 3.5, shall be applicable to
                                            ------------
     such Provider and to Agent's rights, powers and authorities under its agreement with such Provider.

          3.5.6 Risk Assumption. Agent has the legal right and all licenses or certificates required by law to assume all risks imposed on Agent under this Agreement and its arrangements with Providers.

          3.5.7 Compliance. Agent shall at all times comply with all federal, State, and local laws, rules and regulations applicable to Agent's activities and responsibilities under this Agreement and under its agreements with Providers.


                                   ARTICLE IV

                             Provider Compensation

     4.1 Compensation to Provider. In consideration for the Designated Covered Services which any Provider or any Provider Affiliate renders to Enrollees pursuant to this Agreement, the Designated Paying Agent shall reimburse Payee on behalf of Providers and Provider Affiliates in accordance with the following provisions and all Addenda. The Master Agreement shall specify whether THP or Payor shall be the Designated Paying

Agent. Where any Addendum sets forth a compensation arrangement which is inconsistent with the following provisions, the terms of the addendum shall govern.

               4.1.1 Method and Amount of Compensation. Payee shall accept as payment in full for Designated Covered Services rendered by any Provider or any Provider Affiliate of Enrollees under a Payor Plan and Master Agreement based upon and in accordance with the method and amounts payable set forth in the Addendum referencing such Payor Plan and Master Agreement, plus Copayments payable solely by Enrollees in accordance with such Payor Plan. Each Addendum shall provide for payments from the Designated Paying Agent based on the Fee Schedule or shall set forth such other method of compensation as shall be applicable to the Payor Plan described in such Addendum.

             4.1.2  No payment for Excluded Services.  Except as provided in
     Section 2.5, neither an Enrollee, the Payor under the Payor Plan, not THP shall be liable for Payment for (1) any Designated Covered Service determined by THP to be not Medically Necessary, (2) any Designatee Covered Service for which Prior Authorization and/or Referral is required under the applicable Payor Plan as a prerequisite of coverage but which is not obtained or (3) any Excluded Services.

             4.1.3 Time Requirements for Payment of Claims by THP. To the extent an Addendum shall require that THP, as the Designated Paying Agent, compensate Provider on a fee for service or other basis requiring the submission of claims as a condition to payment, THP shall process and reimburse Provider's claims for Designated Covered Services to Enrollees consistent with Applicable Policies and Procedures and in accordance with terms of the pertinent Master Agreement. THP shall pay ninety-five (95%) of Clean Claims within 30 calendar days of receipt of such claim by THP and will pay the remaining five percent (5%) of Clean Claims within forty (40) calendar days of receipt by THP. THP shall process within sixty (60) days of receipt all claims submitted by Agent or Provider. The term "process" means that THP will make a determination as to whether the submitted claim is a Clean Claim or advise Agent or Provider that a submitted claim is (i) a denial claim and specify all reasons for denial or (ii) not a "Clean Claim" due to insufficient information and/or documentation that is needed from the Agent or Provider in order to allow or deny the claim. Resubmission of a claim with further information and/or documentation shall constitute a new claim for purposes of establishing the time frame for claims processing and payment under this Subsection 3.1.3. The denial of a
                                              ----------------
     claim or the determination that a claim is not a Clean Claim shall not affect the timing of payment of any other claim determined to be a Clean Claim.

             4.1.4 Time Requirements for Payment of Fixed Amount Payment by THP. To the extent an Addendum shall require that the Designated Paying Agent compensate Payee on a monthly fixed fee basis or any other basis that does not require the submission of a claim as a condition to payment, the Designated Paying Agent shall make such payment to Provider by no later than (i) the tenth (10/th/) day of the calendar month or (ii) if THP is the Designated Paying Agent within five (5) business days after receipt of the capitation payment or other fixed compensation payment by THP from the Payor. If an Enrollee becomes eligible for coverage under a Payor Plan on or before the fifteenth (15) day of a month, a full month's payment will be made retroactively during the subsequent month. There will be no retroactive payment for any Enrollee who becomes eligible after the fifteenth day of a month. If an Enrollee is disenrolled after the fifteenth day of a month, a full month's payment will be made with no retroactive adjustment. If an Enrollee is disenrolled on or before the fifteenth day of a month, a retroactive adjustment to the total monthly amount payable to Provider will be made during the subsequent month.

          4.1.5 Payments by Payor as Designated Paying Agent. The time requirements for processing and payment of claims and of other amounts due Payee from a Payor, as the Designated Paying Agent, shall be determined by the Payor Plan and shall be set forth in the Addendum referencing such Payor Plan.

          4.1.6 Payment of Providers and Provider Affiliates. All payments due Providers and all Provider Affiliates under this Agreement from the Designated Paying Agent shall be made directly to Payee, and Payee shall be solely responsible for paying or otherwise compensating all Providers and Payee or Provider shall be solely responsible for paying or otherwise compensating Provider Affiliates, as provided in Subsection 2.3.2.

          4.1.7 Payment by Another THP Provider. Notwithstanding any other provision of Section 4.1 (or any of its subsections) to the contrary, when
                  -----------
     the Designated Paying Agent compensates another THP Provider on an all inclusive per diem, program or monthly fixed amount basis that makes such other THP Provider responsible for the payment of Designated Covered Services rendered to an Enrollee by Provider or any Provider Affiliate, Agent and Provider shall look solely to such other THP Provider for payment and shall not be entitled to payment from THP or the Payor Plan under this

     Section 4.1 with respect to such services.
     ----------

          4.1.8 Appeal Rights. Agent shall have the right to grieve and appeal claims for payment of services furnished by Provider that are denied by THP through those Applicable Policies and Procedures related to THP Provider appeals.

          4.1.9 Other Payment Requirements. Other billing and claims submission requirements may be included in the provider manual referenced in

     Subsection 5.1.5 or in the appropriate Addendum.
     ----------------

     4.2 Monitor Quality Management. THP shall monitor Agent's and Provider's quality management activities and compliance with THP's quality management policies and procedures. THP shall also monitor Agent's and Provider's compliance with its Credentialing and disciplinary policies and procedures. Agent, Provider and Provider Affiliates shall comply with any corrective action plans implemented by THP.

     4.3 Enrollee Grievances. THP or the Payor, as determined by the terms of the Master Agreement, shall have primary and final responsibility for administering Enrollee grievance procedures.


                                   ARTICLE V

                         Duties and Obligations of THP


     5.1  Functions

          5.1.1 Plan Administration. THP shall perform such administrative and management functions related to or required by the Payor Plan as are delegated to THP under the terms of any Master Agreement or Payor Plan, including, without limitation, claims payment and adjudication, Prior Authorization, utilization review, Credentialing, contracting and network administration, Provider and Enrollee grievances and appeals, and data collection and reporting. Administrative and management functions that are not delegated to THP shall be performed by Payor or is designee.

 .
          5.1.2 Contracting. THP intends to form and market a provider network consisting of THP Providers to Payors. THP shall enter into a Master Agreement with each Payor with respect to each Payor Plan, the Enrollees of which will be provided Covered Services by Panel Providers.

          5.1.3 Selection of Provider Panels. THP shall assign those THP Providers selected by THP and approved by Payor to each Provider Panel that provides Covered Services to Enrollees under a Payor Plan. The determination of those THP Providers to serve on a Provider Panel shall be made by THP and/or Payor based solely upon criteria determined to be relevant or appropriate by THP or Payor, including ,without limitation, the Provider Panel's need for Designated Covered Services, the applicable Service Area and all Payor Plan requirements. THP may assign one or more Providers to a Provider Panel without assigning all Providers to such Provider Panel.

          5.1.4 Removal from a Provider Panel. In the event a Provider is assigned to a Provider Panel, THP shall have the right to remove Provider from such Provider Panel (with or without cause) at any time after such assignment and such removal shall not be deemed to be a violation of this Agreement, nor shall such removal require any amendment to this Agreement; provided, however, any removal without cause shall require at least sixty
     (60) days advance notice to Agent and the Provider. Such removal shall be accomplished by THP sending Agent and Provider a written notice of Provider's removal from the Provider Panel with a brief explanation for the reasons for such removal. If a Provider has been assigned to a Provider Panel by reason of an Addendum to this Agreement, the removal of such Provider from the Provider Panel shall terminate such Addendum, and its provisions shall no longer be applicable to Provider from and after the date of such removal. THP may remove a Provider from a Payor Panel for cause (i) if directed to do so by Payor based on Payor's reasonable determination that such action may be necessary to protect the health or safety of Enrollee or (ii) for any other reason constituting cause for termination of a Provider under Section 7.2. THP may elect to remove a
                                     ------------
     Provider from one or more Provider Panels without affecting Provider's status as a member of one or more other Provider Panels.

          5.1.5 Provider Documents. THP shall furnish each Panel Provider with a provider manual that contains those Applicable Policies and Procedures that must be readily accessible to Provider in order to carry out Provider's responsibilities under the Agreement, together with a summary of the terms and conditions of each Master Agreement and Payor Plan that will include compensation rates and terms, identification of the Designated Paying Agent, payment terms, utilization review requirements, quality requirements, claims filing procedures and appeal and grievance procedures.

          5.1.6 Enrollee Identification. THP or Payor will furnish Enrollees with appropriate identification cards indicating their participation in the appropriate Payor Plan and will provide an appropriate list of Enrollees in the Payor Plan to Panel Provides who are primary care case managers or when Payee is compensated on a monthly fixed fee basis or other method that does not require the submission of a claim as a condition to payment. THP or Payor will assist Agent and Provider in identifying Enrollees who are to receive Designated Covered Services under a Payor Plan.

          5.1.7 Enrollee Eligibility Information. Agent and Provider acknowledge that Payor information furnished to THP, Agent or Provider regarding Enrollee eligibility may be inaccurate at the time Designated Covered Services are provided. In the event Enrollee eligibility information furnished by THP or Payor to Provider is inaccurate and a person THP or Payor identifies to be an Enrollee was not in fact an Enrollee at the time of such identification, THP or Payor shall notify either Agent of the Provider of such fact and the Designated Paying Agent shall not be responsible for payment for Designated Covered Services provided to such person. Neither THP nor Payor shall be responsible for payment of any services provided to an Enrollee from after the date such Enrollee is disenrolled from the Payor Plan. Agent or Provider may bill disenrolled persons for services received after their disenrollement date. THP or Payor shall have the right to retroactively disenroll an individual who may have been identified as an eligible Enrollee prior to the time of the rendering of a Designated Covered Service.

          5.1.8 Determination of Designated Covered Services. The determination of whether a health care service is included in the definition of a Designed Covered Service shall be made by THP or Payor, subject to appropriate grievance and appeal rights. If Payee is compensated on a monthly fixed fee basis or any other method that does not require the filing of a claim as a condition to payment, the cost of all Designated Covered Services to be reimbursed on such basis shall be covered by such amount. Following the provision of the service, if Agent or Provider wishes to dispute the inclusion of the cost of the service and the medical costs to be paid out of such amount (whether on the basis that the service is not a Designated Covered Service or should be reimbursed on a fee for service basis), Agent shall so notify THP or Payor, as appropriate, in writing within thirty (30) days of the provision of the service. The parties shall make a good faith effort to negotiate mutually agreeable settlement. If the parties are unable to resolve the dispute by agreement within thirty (30) days thereafter, Agent may pursue grievance and appeal rights on behalf of Provider under Applicable Policies and Procedures. The provider manual shall contain a summary description of grievance and appeal rights including the manner in which such rights may be exercised and pursued by Agent.

     5.2 Limitations on Master Agreements. No Master Agreement entered into by THP and a Payor shall contain any obligation of Agent or Provider other than those set forth in this Agreement, unless separately agreed to by Agent pursuant to an Addendum to this Agreement.

     5.3 Utilization Management and Quality Improvement. THP shall provide Agent with written information concerning the utilization management and quality improvement programs administered by THP or Payor with respect to each Payor Plan for which a Provider is a Panel Provider and any modifications thereto. Agent shall be responsible for furnishing such information to Providers. THP will develop and market to Payors a utilization management and quality improvement plan for adoption as part of Payor Plans, based on the utilization management and quality improvements developed by THP, but THP shall have no obligation to require that such programs be included in a Payor Plan, such determination to be made by Payor.

     5.4 Marketing. THP shall be responsible for marketing and promoting the provider network developed by THP to Payors and shall list and arrange for Payors to list the Provider as a Panel Provider in marketing and information developed and distributed by THP and Payor with respect to those Payor Plans for which the Provider is a Panel Provider. It a Provider is removed from a Provider Panel for any reason, THP shall be responsible for notifying the Payor, Enrollees and other Panel Providers of such removal.

     5.5 Contractual Authority. THP shall have the authority to enter into Master Agreements with Payors to serve or establish Payor Plans. Agent and Providers agree that THP has the right to bind Agent and Provider to Payor Plans whose compensation schedule is equal to or greater than the Fee Schedule agreed upon by Agent and THP pursuant to Section 14.3 in effect at such time. THP will
                                  ------------
notify Agent not less than twenty (20) days in advance of the effective date of the execution of each Master Agreement if any Provider is to be assigned to the Provider Panel for the Payor Plan covered by such Master Agreement and will provide Agent with the summary of the terms and conditions of the Payor Plan described in Section 5.1.5.
             --------------

     5.6 Software. From time to time during the term of this Agreement, THP, at its option, may make available to Agent or Provider software and other information reporting systems owned or licensed by THP that are used by THP in the administration, reporting and processing of information, services and claims under this Agreement and under each Master Agreement. During the term of this Agreement, Agent or Provider shall have the right to utilize such software and other proprietary information owned or licensed by THP without charge; provided, however, that Agent's and Provider's rights to use such software or other proprietary information shall terminate as of the time of termination of this Agreement. All software and proprietary information made available to Agent or Provider by THP under the terms of this
Section 5.6 shall remain the sole and exclusive property of THP and nothing in
-----------
this Agreement shall be construed as granting to Agent or Provider any rights of ownership or use to such software and proprietary information except as expressly provided in this Section 5.6. To the extent any hardware is necessary
                           ------------
for the operation of any software of THP and such hardware is not owned by Agent or Provider, THP, at its sole option, may elect to make such hardware available to Agent or Provider during the term of this Agreement without charge. Upon termination of such Agreement, such hardware shall be returned by Provider to THP. THP shall have access to Agent's and Provider's premises during normal business hours in order to install, maintain and remove any such hardware or software.

     5.7 Confidentiality of Medical Records. THP shall maintain the confidentiality of the medical records and information that either (i) are generated and developed by THP and are required to be kept confidential pursuant to the laws of the State, including TENN.CODE ANN (S) 63-6-219 or (ii) that are furnished to THP by Provider subject to confidentiality restrictions imposed by the laws of the State. THP shall not disclose such confidential information to third parties without advance written consent from the appropriate party or as required by law. This restriction on disclosure of medical information shall not apply to any proprietary or other information developed, maintained or owned by THP that THP is not required to keep confidential under the applicable laws of the State.


                                   ARTICLE VI

                                      Term

     This Agreement will have an initial term of one (1) year and will renew automatically for successive one-year terms, unless earlier terminated as provided in Article VII.
            --------------


                                  ARTICLE VII

                             Termination Provisions

     7.1 Termination by Either Party Without Cause. This Agreement may be terminated without cause by either party at any time upon ninety (90) calendar days' prior written notice to the other party.

     7.2 Immediate Termination. This Agreement shall terminate upon THP's notice to Agent in the event of the occurrence of any of the following:

          7.2.1 violation by Agent, any Provider or any Provider Affiliate of any law, rule or regulation pertinent to this Agreement;

          7.2.2 any act or conduct for which any of a Provider's license or certifications to provide Designated Covered Services may be revoked or suspended or for which Provider's or any Provider Affiliate's ability to provide Designated Covered Services in accordance with this Agreement is otherwise materially impaired;

          7.2.3 failure by a Provider or any Provider Affiliate to comply with THP's quality management policies, utilization management policies, Credentialing criteria or Applicable Policies and Procedures:

          7.2.4 any misrepresentation or fraud by Agent, any Provider, or any Provider Affiliate;

          7.25 any action by a provider or, any Provider Affiliate which, in the reasonable judgment of THP, constitutes professional misconduct;

          7.2.6 failure by Agent or Provider to maintain (or require a Provider Affiliate to maintain) professional liability insurance in accordance with this Agreement; or

          7.2.7 THP shall determine, in its reasonable judgment, that a Provider's continue participation as a THP Provider may jeopardize the health or safety of Enrollees.

Notwithstanding the preceding, THP may request that Agent remove the Provider responsible for any occurrence giving rise to a right of termination of this Agreement from Agent's THP Network, instead of electing to terminate this Agreement in its entirety. Such request shall be made in writing to Agent, such notice to set forth in summary form THP's basis for such request. Upon receipt of such notice, Agent shall remove such Provider from Agent's THP Network. If a Provider Affiliate is responsible for an occurrence giving rise to a right of termination of this Agreement, THP may elect to terminate the right of such Provider Affiliate to provide Designated Covered Services under this Agreement instead of terminating this Agreement in its entirety. If THP terminates the rights of a Provider Affiliate, Agent will cause the appropriate Provider to notify such Provider Affiliate that he/she may no longer serve as a Provider Affiliate under this Agreement. Removal of a Provider from Agent's THP Network or termination of a Provider Affiliate shall occur within thirty (30) days after the date of the request for or the taking of such action by THP, as appropriate. Agent shall be solely responsible for removal of a Provider and Provider shall be solely responsible for the termination of a Provider Affiliate and each shall indemnify and hold THP harmless from and against any claim by the Provider or Provider Affiliate, as appropriate, arising from or based upon such action.

     7.3 Termination Due to Lack of Accommodation. If THP and Agent are unable to reach an acceptable accommodation to Provider's duties under this Agreement pursuant to Subsection 2.7.3, then THP may request that Agent remove the
            -----------------
Provider from Agent's THP Network and Agent will remove the Provider from Agent's THP Network in the same manner as provided under Section 7.2.
                                                         ------------

     7.4 Termination by Either Party Due to Material Breach of Agreement. This Agreement may be terminated by either party upon thirty (30) days' prior written notice to the other party if the party to whom notice is given is in material breach of any provisions of this Agreement. The party claiming the right to terminate will set forth in the notice of intended termination the facts underlying the claim that the other is in breach of this Agreement. Remedy of the breach to the satisfaction of the party giving notice, within 30 days of receipt of notice, will nullify the intended termination notice.

     7.5 Termination by Change in Law or Regulation. This Agreement may be terminated by a change in law or regulation or a judicial interpretation thereof, which renders any material term or provisions of this Agreement illegal, invalid or unenforceable. Termination under this section shall be effective on the effective date of the change in law or regulation, or judicial interpretation thereof.

     7.6 Termination by THP on Rejection of Amendment. If Agent rejects an amendment submitted to Agent by THP pursuant to Article XIV of this Agreement,
                                                -----------
THP may elect, in its discretion, to terminate this Agreement upon written notice to Agent setting forth the date of termination.

     7.7 No Further Force or Effect after Termination. Except as otherwise specified within this Agreement, following the effective date of termination, this Agreement will be of no further force or effect.

     7.8  Continuation of Certain Services.    If any Enrollees are receiving
Designated Covered Services from a Provider as part of a course of treatment as of the date of termination of this Agreement or the date a Provider for any reason ceases to be a member of Agent's THP Network authorized to provide Designated Covered Services under this Agreement, Provider will continue to provide such Designated Covered Serves to those Enrollees in accordance with the terms of this Agreement until THP or Payor arranges for alternative care or treatment, which will be arranged as soon as practicable, but in no event, beyond the termination date of the Enrollee's coverage under the applicable Payor Plan. The Designated Paying Agent shall continue to compensate Payee for such services in accordance with the terms of this Agreement until the Enrollee is transferred to another Panel Provider or other health care provider.

     7.9 Transfer of Enrollees. Upon termination of this Agreement or upon Provider(s) for any reason ceasing to be authorized to provide Designated Covered Services under this Agreement, Agent and Provider(s) shall cooperate in an orderly transfer of Enrollees to other Panel Provider(s) or other THP Providers to protect and meet the health care needs of Enrollees in the transfer.

     7.10 Survivability. Notwithstanding any other provisions of this Agreement to the contrary, upon termination of this Agreement for any reason, each party will remain liable for any obligation or liabilities arising from activities occurring prior to the effective date of termination. The covenants and obligations of the parties set forth in Articles IX, XI and XXI, Sections
                                            -----------  --     ---  --------
2.11, 2.12, 2.18, 2.20, 2.22, 2.27, 7.8, 7.9 and Subsection 2.13.1, and all
----  ----  ----  ----  ----  ----  ---  ---     -----------------
other covenants or obligations which may by their terms or by implication are intended by the parties to continue in effect after termination of this Agreement, shall survive termination and shall remain in effect and enforceable by the parties.


                                  ARTICLE VIII

                                  Audit Rights

     8.1 Audit and Inspection. THP, any Payor and State and federal regulatory agencies with regulatory jurisdiction have the right to conduct, or have conducted by a third party, medical , financial and other audits, inspections and evaluations of Agent's and Provider's records and facilities with respect to Designated Covered Services provided to Enrollees under this Agreement including quality appropriateness and timeliness of services. Audits and inspections by the State or federal agencies may be announced or unannounced, but other audits or inspections shall be at reasonable times, upon reasonable advance notice.
Any such party or entity shall be allowed access to Agent's and Provider's place of business and to all appropriate records during normal business hours, except under special circumstances (as determined by State and federal regulatory agencies) when after hour admission shall be allowed. Such audit rights shall not apply to confidential corporate information of Agent and Provider that is unrelated to this Agreement or the provision of Designated Covered Services. In conducting any medical audit, neither THP nor the Payor shall be entitled to examine medical or health records of patients who are not Enrollees. Agent and Provider shall cooperate fully with the auditing or inspecting party and furnish copies of medical and health records, when requested by THP, the Payor or any State or federal regulatory agency for the purpose of an audit, inspection or evaluation at no charge. THP or the Payor, as appropriate, shall be responsible for providing Agent with copies of all releases or consents from Enrollees necessary for THP or Payor to have access to such records.

     8.2 Monitoring. THP, any Payor and State and federal regulatory agencies with regulatory jurisdiction shall have the right to monitor, whether on an announced or unannounced basis, all services rendered to Enrollees by Provider.


                                   ARTICLE IX

                       Dispute Resolution and Arbitration

     9.1  Disputes.  Except as provided in Section 9.3, if any dispute arises
                                           -----------
between Agent and THP involving a contention by one party that the other or a Provider or Provider Affiliate has failed to perform its/his/her obligations and responsibilities under this Agreement, then the party making such contention shall promptly give written notice to the other party pursuant to Article XVII.
                                                                  ------------
Such notice shall set forth in detail the basis for the party's contention. The other party shall, within thirty (30) calendar days after receipt of this notice, provide a written response seeking to satisfy the party that gave notice regarding the matter as to which notice was given. Following such response, or the failure of the second party to respond to the complaint of the first party within thirty (30) calendar days, if the party that gave notice of dissatisfaction remains dissatisfied, then that party shall so notify the other party and the matter shall be promptly submitted to binding arbitration. The Agent shall represent the rights and interests of Providers and Provider Affiliates in all arbitration proceedings.

     9.2  Arbitration.  Except as provided in Section 9.3, all claims, disputes,
                                              -----------
and other matters in question arising out of or relating to this Agreement or any breach of this Agreement shall be decided by arbitration in accordance with the rules of the American Arbitration Association, then obtaining, unless the parties mutually agree otherwise in writing. This agreement to arbitrate shall be specifically enforceable pursuant to the Tennessee Uniform Arbitration Act as codified in TENN. CODE ANN. (S)(S) 29-5-301, et seq. The award rendered by the arbitrator shall be final and a judgment may be entered upon it in accordance with the applicable State law. The responsibility for any legal fees and/or costs incurred by such action shall be borne by the party designated by the arbitrator.

     9.3  Applicable Policies and Procedures.  The provisions of Section 8.1 and
                                                                 -----------
8.2 shall not apply to (i) any determination made by THP or Payor pursuant to
---
Applicable Policies and Procedures that are subject to appeal by Agent or Provider under appeal or grievance procedures contained in Applicable Policies and Procedures or (ii) any decision made by Payor or THP that may be made at the discretion of such party by the terms of this Agreement. Such appeal or grievance procedures shall be the sole remedy of Agent and Provider in such instance, and the determination resulting from such appeal or grievance procedures shall be binding on Agent and Provider and shall not be subject to further appeal.


                                   ARTICLE X

                            Relationships of Parties

     THP on the one hand and Agent and Provider on the other hand are independent contractors in relation to one another and no joint venture, partnership, employment, agency or other relationship is intended or created by this Agreement. No such independent contractor is authorized to represent or bind the other for any purposes and none of their respective officers, agents or employees, shall be construed to be the officer, agent or employee of any other party.

                                   ARTICLE XI

                            Coordination of Benefits

     Coordination of Benefits shall be administered in accordance with the requirements of the applicable Payor Plan and/or Master Agreement. Rights of subrogation and to the proceeds or savings derived from Coordination of Benefits shall be governed by the terms of the applicable Payor Plan and/or Master Agreement. If a Payor Plan or Master Agreement fail to address Coordination of Benefits or any issue related thereto, the Designated Paying Agent shall administer Coordination of Benefits in compliance with applicable laws and/or industry standards. If the Designated Paying Agent has paid Payee for Designated Covered Services that are subject to Coordination of Benefits, all proceeds and savings derived from Coordination of Benefits shall be the exclusive property of the Designated Paying Agent and Agent and Provider hereby assign to the Designated Paying Agent all of Agent's and Provider's rights to any other benefits payable in respect to Enrollee. Agent and Provider will use their best efforts to assist the Designated Paying Agent in determining the availability of other benefits and obtaining any documentation required to facilitate the Designated Paying Agent's collection of such other benefits. If the Designated Paying Agent has not paid Payee for such services, as to all proceeds and savings derived from Coordination of Benefits, Agent and Provider shall be entitled to receive from such amount the lesser of (i) the entire amount or (ii) the amount Agent and Provider would have received under the Payor Plan for providing such services. If Agent or Provider should receive any payment from a Payor that should have been paid to THP or any other Payor under the Coordination of Benefits requirements of Payor Plan, Master Agreement or this Article XI, such recipient shall, without demand, promptly pay over such
     ----------
amount to THP or such Payor, as appropriate.

                                  ARTICLE XII

                           No Third Party Beneficiary

     Except as provided below, nothing in this Agreement is intended to be construed or deemed to create any rights or remedies in any third party beneficiary, including an Enrollee or Payor. Notwithstanding the preceding, a Master Agreement may, by its express terms, grant a Payor rights to enforce the terms of this Agreement and other third party beneficiary rights with respect to those Payor Plans adopted, sponsored, maintained or administered by such Payor.

                                  ARTICLE XIII

                            Governing Law and Venue

     This Agreement shall be governed by the laws of the State of Tennessee, without regard to conflict of laws principles, except where otherwise required by federal law or by the laws of any State in which Provider provides Designated Covered Services to Enrollees. Any arbitration proceeding instituted under this Agreement shall be in Knox County, Tennessee, and each party hereby waives any other right of venue such party may have.

                                  ARTICLE XIV

                                   Amendments

     14.1  Right of Approval and Effective Date.

          14.1.1. Amendments Proposed by Agent. All amendments to this Agreement proposed by Agent must be agreed to in writing by THP before they shall become effective. THP reserves the right to reject any proposed amendment in its absolute discretion.

          14.1.2 Amendments Requiring Agent Consent. Except as provided in Subsection 14.1.3. any amendment to this Agreement proposed by THP must be
     -----------------
     proposed in the form of an Addendum forwarded to Agent in the manner specified in Section 14.2 and will be deemed effective upon the expiration
                  ------------
     of thirty (30) calendar days after receipt of such Addendum by Agent (determined under Article XVII) unless, within such 30-day period, Agent
                       ------------
     notifies THP in writing of Provider's rejection of the requested amendment.

          14.1.3  Amendments Not Requiring Provider Consent.  Notwithstanding

     Subsection 14.1.2, THP may unilaterally amend this Agreement by sending an
     -----------------
     Addendum to Agent, without the consent of Agent or any Provider, if such amendment (i) merely serves to add a Payor Plan to the List of Addenda and Payee is to be compensated under such Payor Plan at rates equal to or better than the then current Fee Schedule and Provider is to provide Designated Covered Services to Enrollees of such Payor Plan under terms that are substantially similar in all material respects to the terms of this Agreement or (ii) is required because of legislative, regulatory or legal requirements. Such amendment shall become effective on the date of the Addendum is received by Agent (determined under Article XVII).
                                                         ------------

     14.2 Addenda. In the event THP desires to amend this Agreement for any reason, including, without limitation, adding an additional Payor Plan and Master Agreement not listed on the List of Addenda, such amendment shall be submitted by THP to Agent in the form of a written Addendum which shall be sent to Agent in accordance with the provisions of Article XVII, and such amendment
                                              ------------
shall become effective as provided in Section 14.1.  Addenda that do not require
                                      ------------
the consent of the Agent pursuant to Subsection 14.1.3 need not be executed by
                                     -----------------
the parties. In the event Agent rejects a proposed amendment described in Subsection 14.1.2 within the thirty (30) day period described by Subsection
-----------------                                                ----------
14.1.2, THP shall have the right, exercisable in its option, to terminate this
------
Agreement as provided in Section 7.6  or to continue this Agreement in effect
                         -----------
without such Addendum. If such Addendum does not become effective and this Agreement is continued, the Agent shall not be required to comply with the Addendum and no Provider shall be required to serve on the Provider Panel described in the Addendum.

     14.3 Fee Schedule. Subsequent to the execution of this Agreement by the parties, THP may elect to submit a proposed Fee Schedule to Payee in the form of a proposed Addendum this Agreement. If Payee accepts such proposed Fee Schedule, the parties will execute the Addendum, and it shall become a part of this Agreement. Thereafter, THP shall have the right to amend this Agreement to include additional Payor Plans without the consent of Agent or any Provider in accordance with Subsection 14.1.3(i). THP may not exercise rights under
                --------------------
Subsection 14.1.3(i) until a Fee Schedule has been agreed upon by THP and Payee
--------------------
and has been added to this Agreement in the form of a fully executed Addendum.

                                   ARTICLE XV

                                Entire Agreement

     This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement will be valid or binding.

                                  ARTICLE XVI

                                   Assignment


     The services provided under this Agreement by Agent and Provider are unique, and neither Agent nor any Provider may assign this Agreement or any of its rights hereunder, or delegate or subcontract any duties, responsibilities or obligations under this Agreement, to any other person or entity without the prior written consent of THP. The consent of THP to one assignment shall not constitute a waiver of the requirement for consent of any subsequent assignment. The assigned party shall not be released or relieved from any of its obligations under this Agreement by reason of such assignment. THP shall have the unrestricted right to assign its rights and delegate its duties and responsibilities under this Agreement.

                                  ARTICLE XVII

                                    Notices

     Any notice or other communication required under this Agreement will be given in writing and sent by certified mail, return receipt requested, by overnight courier or by facsimile transmission, and will be deemed received either three (3) business days after being deposited in the United State mail, or one (1) day after delivery to any overnight courier addressed to the applicable address appearing on the signature page of this Agreement or on the date of facsimile transmission to the facsimile number set forth on such signature page. Any changes to these addresses shall be designated by notice given in accordance with this Article XVII.
                              ------------

                                 ARTICLE XVIII

                                  Severability

     The provisions of this Agreement are severable. If any provision of this Agreement is held to be invalid, illegal or otherwise unenforceable in any jurisdiction, the holding shall not affect the remaining provisions of this Agreement and shall not affect such provision in any other jurisdiction, unless the effect of the severance would be to alter the obligations of a party in any material respect, in which case, this Agreement may be immediately terminated by the affected party pursuant to Section 7.5.
                               -----------

                                  ARTICLE XIX

                                Waiver of Breach

     Any waiver of any provision or right by a party must be in writing. The waiver of any breach of this Agreement by either party hereto will not constitute a continuing waiver or a waiver of any subsequent breach of either the same or any other provision of this Agreement.

                                   ARTICLE XX

                            Non-Inducement Warranty

     20.1 Agent and Provider Warranty. Agent and each Provider warrants and covenants he/she/it has not paid and shall not pay, either directly or indirectly, any compensation to any officer or employee of the State, or any employee or member of a federal agency, as wages, compensation, or gifts in exchange for action as an officer, agent, employee, subcontractor or consultant to Agent or Provider in connection with any work contemplated or performed in connection with this Agreement.

     20.2 THP Warranty. THP warrants and covenants it has not paid and shall not pay, either directly or indirectly, any compensation to any officer or employee of the State, or any employee or member of a federal agency, as wages, compensation, or gifts in exchange for action as officer, agent, employee, subcontractor or consultant to THP in connection with any work contemplated or performed in connection with this Agreement.

                                  ARTICLE XXI

                             Legal Responsibilities

     21.1 Legal Defense. The defense of any legal action instituted on a claim of malpractice against Agent, Provider or any Provider Affiliate relating to services provided pursuant to this Agreement shall not be an obligation of THP. THP shall not be responsible for any legal expenses including, without limitation, reasonable attorney's fees, costs and necessary disbursements, in connection with any such legal action against Agent or Provider. THP shall, however, fully cooperate with Agent and Provider by furnishing such material or information as it has available in connection with the defense of any such action.

     21.2 Indemnification. If any party is without fault and is held liable for the acts or omissions of another party, its employees or agents, the party not at fault shall have such rights of indemnity or contribution against the party at fault as are provided by the applicable laws of the State.

                                  ARTICLE XXII

                            Non-Exclusive Agreement

     22.1 Agent and Provider Rights. Nothing contained in this Agreement shall preclude Agent or Provider from participating in or contracting with any other Payor or other person, group or entity, whether before, during or subsequent to the term of this Agreement, with regard to the provision of any health care services.

     22.2 Rights of THP. Nothing contained in this Agreement shall preclude THP from contracting with one or more other health care providers for services under any other contracts, agreements or arrangements, or any other business operations of THP. Nothing in this Agreement shall be construed as imposing any duty on or otherwise requiring THP to assign Provider to any Provider Panel, the determination of such assignments to be made solely in the discretion of THP and/or the applicable Payor.

                                 ARTICLE XXIII

                                 Effective Date

     This Agreement shall become effective on the date of execution of this Agreement by the last party to execute this Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement in multiple counterparts (including the use of counterpart signature pages if necessary) as of the dates set forth below each party's signature.

ADDRESS:                                           THP:
220 Fort Sanders West Boulevard
Suite 302                                          TENNESSEE HEALTH PARTNERSHIP
Knoxville, Tennessee  37922

Phone: (423) 531-5551
Fax:   (423) 531-5299                              By:  /s/ Rocky Davis
                                                        ---------------

                                                   Its:       CEO
                                                        --------------

                                                   Date:      2/26/96
                                                        --------------


ADDRESS:                                           AGENT:
1226 17/th/ Avenue South
Nashville, TN  37212                               RxCARE
                                                   -------------------
                                                   Name of Agent

Phone: (615) 320-9445
Fax:   (615) 320-1928
                                                   By:  /s/ Gary W. Cripps
                                                        ------------------

                                                   Its:       CEO
                                                        --------------

                                                   Date:      2/23/96
                                                        --------------


                                   EXHIBIT 1
                                   ---------

                          DESIGNATED COVERED SERVICES
                          ---------------------------

       The following health care services are Designated Covered Services under the Provider Agreement between Tennessee Health Partnership ("THP") and RxCare
("Agent") dated January    , 1996.  This Exhibit 1 is effective from and after
                       ----
January 31, 1996.

     During the term of the Agreement, unless otherwise provided in an Addendum, each Provider will provide Enrollees with all services that are Designated Covered Services that Provider offers to other Provider patients and will make available to its other patients. Provider may not elect to limit or discontinue any Designated Covered Service after the date of execution of this Agreement by Provider without the prior written consent of THP which shall not be unreasonably withheld. In any event, Agent and Provider shall give THP at least ninety (90) days prior written notice of a Provider's intent to limit or discontinue a Designated Covered Service. The determination of whether any service is a Designated Covered Service shall be made by THP or Payor pursuant to Subsection 5.1.8, subject to Agent's grievance and appeal rights described in
   ----------------
such Subsection.

RxCare/Pro-Mark                     Group Name: Tennessee Health Partnership
Prescription Drug Benefits          Group Number:
Closed Formulary/Mandated Generics
RxCare/TennCare LTC

Covered   NonCovered     Classification           Definition
   x                     Federal Legend           "Caution:Federal law prohibits dispensing without a prescription"
   x                     OTC drugs                Drugs which do not require a prescription by law
              x          DESI                     Drugs labeled as DESI or LTE by the FDA (Class 5 and 6)
              x          Investigational          Drugs used for investigational purposes without FDA approval
   x                     Compound Drugs           One ingredient of the compound must be a Formulary Drug
   x                     Insulin                  Insulin
  bb                     Needles/Syringes         Insulin needle/syringe only
  bb                     Diabetics Products       Glucose Monitoring Supplies, e.g. urine/blood glucose
                                                  test strips, lances, swabs, meters
   x                     Oral Contraceptives
              x          Diaphragms
              x          Anorexics                Anorexics classified as Federal Legend drugs
   x                     Dependency Drugs         Disulfiram ONLY
              x          Multivitamins            Multivitamins classified as Federal Legend Drugs excluding Prenatals
   x                     Prenatal Vitamins        Prenatal vitamins classified as Federal Legend Drugs
              x          Fertility Agents         Oral agents classified as Federal Legend Drugs
  x,bb                   Injectable Products      For in-home use if self-administered, injectable antipsychotics, and Depo-Provera (see attached listing)
   x                     Growth Hormones          For in-house use if self-administered
              x          Immunization             Neither vaccinations nor immunizations are covered
              x          Biologicals
  bb                     Blood Products
              x          Smoking Deterrents       Smoking cessation products
              x          Medical Supplies         Supplies/devices regardless of Federal Legend Status
              x          DME                      Durable Medical Equipment, e.g. canes, walkers, commodes
   x                     Diagnostic Aids          Orally administered bowel evacuants ONLY(i.e. Colyte(R) and Telepague(R)
              x          Dietary Supplements      Liquid nutritional supplements, e.g. Ensure (R) and Telepagne (R)
              x          Cosmetic Drugs           i.e. Rogaine (R)
              x          Acne Products            Topical & oral products, RetinA(R) up to 21st birthday
              x          Cough/Cold               Only those products labeled as Federal Legend Drugs
              x          Non-ambulatory services  Medication administered while a patient in a nursing home, rest home, home care program, hospital or similar program
              x          Worker's Comp.           Any claims for Worker's Compensation cases

Notes:
"X" in NonCovered column indicates an absolute exclusion - NO products in this classification are covered. The NonCovered column takes priority over the Covered column- For example, while Legend Vitamins are on the Formulary, OTC Vitamins are not.

"X" in Covered column indicates items from within this classification are available on the formulary and covered proposed capitation rates.
Please refer to the formulary document for coverage of specific

"bb" indicates a bill back to benefit sponsor at proposed Fee-for-Service

Benefit Parameter:    Mandatory Generic Substitutes (Brand Override)
                      Closed Formulary

                                   EXHIBIT 1
                                   ---------

RxCare/Pro-Mark                        Group Name:  Tennessee Health Partnership
Prescription Drug                      Group Number:
Closed Formulary / Mandatory Generics
RxCare / TennCare Ambulatory Formulary

Injectables included in Capitation Rates
----------------------------------------

Antipsychotics (injectable)

Beta-Interferon (Betaseron) Non-Formulary-Medical Necessity Claims ONLY

Calcitonin (P)

Depo-Provera(R)

Epinephrine (Epi-Pen(R))

Epoetin Alfa (Procrit(R)) (P)

Filgrastim (Neupogen(R)) (P)

Glucagon

Growth Hormone (Humatrope(R)) (P)

Heparin, sub-cutaneous Non-Formulary-Medical Necessity Claims ONLY

Insulin

Octreotide (Sandostatin(R)) (P)

Sumatriptan (Imitrex(R)) (P)

Vitamin B-12 (cyancobalamin) (P)

     NOTES: Other self-administered injectable products may be administered by Pro-Mark and billed back to the client at an appropriate Fee-for-Service rate. This bill back arrangement applies for all other self-administered injectable medications.

                                   EXHIBIT 2
                                   ---------

                                LIST OF ADDENDA
                                ---------------

    The following Addenda describe and refer to Payor Plans and Master Agreements that are covered under the Agreement and the effective date of such
Addenda:

          Addendum No. 1:
          --------------

               Payor Plan: Contractor Risk Agreement of October 1, 1995, between Volunteer State Health Plan and the State of Tennessee, as amended from time to time.

               Master Agreement: Tennessee Health Partnership Definitive Agreement between Boue Cross and Blue Shield of Tennessee and THP.

          Effective Date:  See Addendum No. 1.
                               --------------

                                   EXHIBIT 3
                                   ---------

                        AGREEMENT, RELEASE AND IMMUNITY
                        -------------------------------

       The undersigned hereby agrees to comply with, observe and be bound by all the terms and conditions imposed upon Providers under that certain Provider Network Agreement ("Agreement") between Tennessee Health Partnership and RxCare ("Agent") to the same extent as if the undersigned had executed the Agreement as a Provider. If the undersigned is a Provider listed on Exhibit 4 of this Agreement, the undersigned hereby certifies to Tennessee Health Partnership that it/he/she has appointed Agent as his/her/its agent and attorney-in-fact for the purpose of executing and delivering the Agreement on behalf of Provider and for the purpose of granting Agent the absolute and unrestricted right to exercise, waive and represent the rights and interests of the undersigned under the Agreement, including, without limitation, exercising the following rights on behalf of the undersigned:

          (i) if Agent is designated as Payee below, to collect and disburse all payments for Designated Covered Services and agree to the Fee Schedule as provided in Section 14.3 of the Agreement;
            ------------

          (ii) to pursue grievance procedures on behalf of the Undersigned;

          (iii) to accept and execute Addenda adding Payor Plans or amending the Agreement;

          (iv) to pursue arbitration remedies; and

          (v) to exercise all rights of extension or termination of the Agreement.

     The undersigned hereby authorizes Tennessee Health Partnership to rely on all statements, representations and warranties made by Agent to THP in, under or pursuant to the Agreement and to rely on all statements, acts and omissions of Agent in dealing with THP pursuant to the terms of the Agreement.

     The undersigned hereby authorizes Tennessee Health Partnership and its authorized representatives to consult with any third party who may have information, including otherwise privileged or confidential information, bearing on my professional qualifications, Credentials, clinical competence, character, ethics, behavior or any other matter that may be relevant that relates to my professional qualifications. This authorization includes the right to inspect or obtain copies of any and all documents, recommendation, reports, statements, letters or disclosures relating to such questions. The undersigned also expressly authorizes said third parties to release this information to Tennessee Health Partnership and its authorized representatives upon request.

     The undersigned hereby extends absolute immunity to, and releases from any and all liability, and agrees not sue any facility, its authorized representatives or any third parties for any actions, recommendations, reports, statements, communications or disclosures involving me (including otherwise privileged or confidential information) which are performed, made, taken or received by any facility, its authorized representatives or any third party relating to my professional qualifications or my activities as a member of the medical staff or other professional staff of such facility.


Check one: [X] I hereby acknowledge that I have appointed Agent as Payee for all
      ---      purposes under the Agreement


           [_] I have not appointed Agent as Payee, and the undersigned shall be the Payee.

Date:            January 5, 1996                    Gary W. Cripps
                 --------------------               -------------------------
                                                             Type Name

                                                    /s/ Gary W. Cripps
                                                    -------------------------
                                                             Signature

                                   EXHIBIT 4
                                   ---------

                               LIST OF PROVIDERS
                               -----------------

      The attached pharmacy providers are providers in Agent's THP Network and constitute Providers under the Provider Network Agreement between Tennessee Health Partnership ("THP") and RxCare ("Agent") dated January 5, 1996, unless otherwise provided in an Addendum.

                                   EXHIBIT 5
                                   ---------

                         ADMINISTRATIVE DUTIES OF AGENT
                         ------------------------------

     The Agent shall perform and be responsible for the following administrative and ministerial duties under the Provider Network Agreement between Tennessee Health Partnership ("THP") and RxCare ("Agent") dated January 5, 1996, including those duties and responsibilities set forth in the body of the Agreement, unless otherwise provided in an Addendum.

 . Drug Utilization Review

 . Formulary Maintenance

 . Claims Payment

 . Provide Copies of Formulary to THP Providers (including pharmacies, hospitals and physician providers)

 . Reports to THP including but not limited to:
      a)  Number of prescriptions by physicians per member per month
      b)  Prescriptions by physician by drug class
      c)  Standard reports already developed by RxCare
      d)  Reasonable customized reporting as requested by THP

 . Encounter data reporting as required by TennCare

                                 ADDENDUM NO. 1

                          Tennessee Health Partnership
                               Provider Agreement

Payor Plan: Contractor Risk Agreement of October 1, 1995, between Volunteer State Health Plan and the State of Tennessee, as amended from time to time.

Master Agreeement: Tennessee Health Partnership Definitive Agreement between THP and Blue Cross and Blue Shield of Tennessee.

Effective Date: This Addendum shall become effective as of the later of (i) the date the Master Agreement between Blue Cross and Blue Shield of Tennessee and THP referenced above becomes effective or (ii) the date this Addendum No. 1 is
                                                             --------------
executed by the parties.

Enrollees Covered: All Enrollees covered under the Payor Plan residing in the following Tennessee counties:

Anderson, Blount, Campbell, Claiborne, Cocke, Grainger, Hamblen, Jefferson, Knox, Loudon, Monroe, Morgan, Roane, Scott, Sevier and Union.

Designated Paying Agent:  THP.

Designated Covered Services:

     All services described in Exhibit 1 to the Agreement.
                               ---------

Prior Authorization Requirements: All Designated Covered Services require Prior Authorization with the exception of (1) Emergency Care, (2) services delivered by a Primary Care Provider to his/her assigned Enrollees that are reimbursed on a fixed monthly fee or other method of reimbursement that does not require the filing of a claim as a condition to payment and (3) those Designated Covered Services listed as not requiring Prior Authorization in THP's provider manual. Emergency Care is not subject to Prior Authorization; however, Provider is required to give notice to THP within twenty-four (24) hours after the provision of Emergency Care or any Referral for Emergency Care. Once the Enrollee has been stabilized, any subsequent care is subject to Prior Authorization requirements.

Compensation:  The Fee Schedule (to be agreed upon pursuant to Section 14.3)
                                                               ------------
shall not be applicable to Designated Covered Services provided under this Addendum. THP shall compensate Agent for Provider's providing Designated Covered Services to Enrollees of the above-referenced plan as follows:

     See Attachment I to this Addendum.
         ------------

Payee:  RxCare

Copayment: As described in an permitted by TennCare pursuant to Section 2-3.h and Attachment V of the Payor Plan. The provider manual will set forth Copayment policies and procedures.

Special Terms, Conditions or Obligations: The following terms, conditions, covenants and obligations shall apply to THP, Agent or Provider, as appropriate, notwithstanding any terms or conditions of the Agreement to the contrary:

                                     A1-1

  1. Definitions.  To the extent the Payor Plan or Master Agreeement contains
     -----------
definitions of terms identical, similar or comparable to the terms defined in
Article I of the Agreement, the definitions in the Master Agreement shall
---------
control the meaning of such terms. The following definitions are included in the above-referenced Payor Plan:

     (a) "Emergency Care" means a sudden onset of a medical condition manifesting itself by acute symptoms of sufficient severity that the absence of immediate medical attention could reasonably result in: a) permanently placing an Enrollee's health in jeopardy; b) causing other serious medical consequences;
c) causing impairments to body functions; or d) causing serious or permanent dysfunction of any body organ or part.

     (b) "Medically Necessary" or "Medical Necessity" means services or supplies provided by an institution, physician or other provider that are required to identify or treat a TennCare Enrollee's illness or injury and which are: a) consistent with the symptoms or diagnosis and treatment of the Enrollee's condition, disease, ailment or injury; b) appropriate with regard to standards of good medical practice; c) not solely for the convenience of an Enrollee, physician, institution or other providers; and d) the most appropriate supply or level of services which can safely be provided to the Enrollee. When applied to the care of an inpatient, it further means that services for the Enrollee's medical symptoms or condition require that the services cannot be safely provided to the Enrollee as an outpatient.

     (c) "State" means the State of Tennessee and any entity authorized by statute or otherwise to act on behalf of the State of Tennessee in administering and/or enforcing the terms of the Payor Plan described in this Addendum. Such entities may include, but are not limited to, the TennCare Bureau, the Department of Finance and Administration and the TennCare Division of the Tennessee Department of Commerce and Insurance.

  2. Third Party Beneficiary.  Enrollees are the intended third party
     -----------------------
beneficiary of the Master Agreement and this Agreement and, as such, are entitled to remedies accorded to third party beneficiaries under the laws of the State.

  3. Laboratory Testing.  If Provider is to provide laboratory testing as a
     ------------------
Designated Covered Service, all laboratory testing sites utilized to provide such services must have either a Clinical Laboratory Improvement Act (CLIA) Certificate of Waiver or a Certificate of Registration along with a CLIA identification number. Those laboratories with a Certificate of Waiver may provide only the types of tests permitted under the terms of the waiver.

  4. Coordination of Benefits.  THP shall be the Payor of last resort for
     ------------------------
Designated Covered Services. THP shall be entitled to full subrogation rights and shall be responsible for determining the legal liability of third parties to pay for Designated Covered Services and to recover any such amounts from the third party. If THP has determined that third party liability exists for part or all of Designated Covered Services provided to an Enrollee, and the third party will make payment to Agent or Provider in a reasonable time, THP may pay Payee only the amount, if any, by which the Clean Claim exceeds the amount of third party liability, or THP may pay the full amount due Payee under this Agreement and assume full responsibility for collection from such third party. THP shall not withhold payment to Payee if third party liability or the amount of liability cannot be determined or payment will not be made to Agent or Provider within a reasonable time. Agent and Provider shall make such assignments and pay over such amounts to THP as shall be required by this paragraph or Applicable Policies and Procedures.

                                     A1-2

  5. Agent and Provider Warranties.  Agent and each Provider warrants that such
     -----------------------------
Provider has not been excluded from participation in the Medicare or Medicaid programs pursuant to Sections 1128 or 1156 of the Social Security Act and is in good standing with TennCare.

  6. Maintenance of Records.  Medical health and records of Enrollees and all
     ----------------------
related administrative records shall be maintained under Section 2.12.2 of the
                                                         --------------
Agreement for five (5) years after termination of the Agreement and further if the records are under review or audit until the review or audit is complete. Prior approval for the disposition of records must be requested from the State.

  7. Claims Submission.  The time period for the submission of claims under
     -----------------
Section 2.19 of the Agreement shall be 120 calendar days from the date of
------------
rendering services rather than ninety (90) days.

  8. Compliance with Laws.  THP and Provider agree to recognize and abide by all
     --------------------
State and federal laws, regulations and guidelines applicable to TennCare and the Master Agreement.

  9. Incorporation of Legal or Contract Requirement.  The parties hereby
     ----------------------------------------------
incorporate by reference all applicable federal and State laws or regulations and agree that revisions of such laws or regulations shall automatically be incorporated into this Addendum as they become effective. In the event the changes in this Agreement or this Addendum as a result of revision in applicable federal and State laws materially affect the position of either party, THP and Provider agree to negotiate such further amendments as may be necessary to correct any inequities.

  10.  Special Termination Provisions.
       ------------------------------

     (a) In the event of a termination of the parties' obligations pursuant to

Article VI with respect to this Addendum, Provider shall immediately make
----------
available to the State, or its designated representative, in usable form, any or all records, whether medical or financial, related to the Provider's activities undertaken pursuant to this Agreement with respect to this Addendum No. 1. Provision of such records shall be at no expense to the State.

     (b) THP may immediately terminate this Addendum and remove Provider from the Provider Panel serving Enrollees covered by the Payor Plan, if the Payor directs THP to take such action and represents to THP that such demand was based upon the exercise of Payor's reasonable judgment that Provider's continued participation as a Panel Provider under this Addendum may jeopardize the health or safety of Enrollees.

  11.  Other Contracts.  Provider is required to accept compensation for
       ---------------
Designated Covered Services provided under this Agreement as set forth above, but shall not be required to accept TennCare reimbursement amounts for services to Enrollees who are covered under any other Master Agreement.

  12.  Quality Compliance.  In addition to all other requirements of this
       ------------------
Agreement, Agent and each Provider must adhere to the quality of care monitors required by the terms of the Payor Plan and Master Agreement, including without limitation Attachment IV to the Payor Plan described in this Addendum, a copy of which is attached to this Addendum as Attachment II.
                                      -------------

  13.  Arbitration.  The State shall have not involvement in arbitration under
       -----------
Section 8.2 of the Agreement except to (i) enforce Section 8.2, (ii) approve the
-----------                                        -----------
arbitration procedure proposed by THP and (iii) to voluntarily intervene if the State deems intervention to be in the best interest of TennCare; provided, however, that the State shall not be bound by said arbitration. If at any time the State decides that a particular dispute should be in a court of competent jurisdiction, the State shall notify the parties to the dispute of its decision to

                                     A1-3
refer the dispute to a court of competent jurisdiction and said arbitration process shall cease and the dispute shall be heard in said court. The only exception to the arbitration process shall be resolution of the cost of emergency medical services. The cost of establishing any arbitration procedure shall be borne by THP. If a dispute between the parties involving a claim submitted by Payee to THP is not resolved prior to entry of a final decision by the arbitrator(s), then the prevailing party at the arbitration shall be entitled to award of reasonable attorneys' fees and expenses from the non-prevailing party. Reasonable attorneys' fees means the number of hours reasonably expended on the dispute multiplied by a reasonable hourly rate but shall not exceed ten percent (10%) of the total monetary amount in dispute or $500.00, whichever amount is greater.

  14.  Coordination of Health Care Services.  To the extent and in the manner
       ------------------------------------
required by the terms of the Master Agreement, Provider will cooperate with each behavioral health organization (BHO) and the primary care providers under contract with or employed by such BHO who provide medical services to Enrollees in an effort to (i) coordinate and integrate health care services provided to each Enrollee by such providers and Provider, (ii) help ensure the appropriateness of all health care services provided to Enrollee and (iii) help ensure that such health care services are provided in a manner that allows the most efficient use of resources and the achievement of quality health outcomes.

  15.  Assignment to State.  THP shall have the right to assign to the State its
       -------------------
rights and delegate its duties and responsibilities under this Agreement with respect to the Payor Plan and Master Agreement described in this Addendum No. 1
                                                                 --------------
to the State to the extent required by the terms of the Master Agreement.

  16.  Limitation on Assigned Enrollees for Primary Care Providers.  Agent's THP
       -----------------------------------------------------------
Network includes     Primary Care Providers as of the execution of this
Agreement by Agent. Each such Primary Care Provider may be designated a primary care health manager by THP and such Providers, in the aggregate, will serve as
primary care health managers for no less than a total of    Enrollees under the
Payor Plan described in this Addendum No. 1. The assignment of Enrollees to each primary care health manager shall be made by THP or Payor, subject to the approval of Agent, which shall not be unreasonably withheld. Providers designated as primary care health managers shall not be required to serve as primary care health manager for more than the above total number of Enrollees unless otherwise agreed to in writing by Agent.

  17.  Failure to Pay Copayment.  Notwithstanding Section 2.24 to the contrary,
       ------------------------                   ------------
Provider may not refuse to provide Designated Covered Services to an Enrollee for failure to pay any applicable Copayment.

  18.  Hold Harmless.  In no event, including but not limited to nonpayment of
       -------------
Payee by the Designated Paying Agent or nonpayment of Provider by Payee, shall any Enrollee, or any other person, group or entity other than Designated Paying Agent ("other party") be liable for any amounts owed to Provider for any Designated Covered Service provided by Provider to Enrollee under this Agreement, except to the extent Provider shall be permitted to bill for and collect a Copayment from the Enrollee pursuant to the Payor Plan. Provider shall not maintain any action at law or take any action against any Enrollee or other party (other than the Designated Paying Agent) to collect sums owed or allegedly owed to Provider by the Designated Paying Agent with respect to any Designated Covered Service. Provider shall not charge, collect or seek to collect from any Enrollee any surcharge or other amount for Designated Covered Services other than applicable Copayments, nor shall Provider solicit or accept any surety or guarantee or payment from Enrollee in excess of the amount of such Copayments. The term Enrollee, as used in this Paragraph 18, includes the
                                                ------------
patient and the parent(s), guardian, spouse or any other person legally responsible for the patient.

  19.  Indemnification.  The State as well as its officers, agents and employees
       ---------------
shall be entitled to be indemnified by THP, Agent and Provider to the same extent as any party to this Agreement pursuant to the terms of Section 21.2 of
                                                               ------------
the Agreement.

                                     A1-4

  IN WITNESS WHEREOF the parties have executed this Addendum No. 1 in multiple counterparts (including the use of counterpart signature pages if necessary) as of the dates set forth below each party's signature.

                    THP:

                    TENNESSEE HEALTH PARTNERSHIP


                    By:      /s/ Rocky Davis
                             ----------------------

                    Title:    CEO
                             -----------------------

                    Date:     2/26/96
                             -----------------------


                    AGENT:


                    _________________________________
                                Name of Entity


                    By:      /s/ Gary W. Cripps
                             ______________________

                    Title:      CEO
                             ______________________

                    Date:       2/23/96
                              ----------------------

                                     A1-5

                                  ATTACHMENT 1
                                  ------------

Capitated PBM Fees.  The following utilization-based capitated PBM Fees are
------------------
payable to Manager per member per month ("PMPM")

                   Utilization        Capitation
                    Rxs PMPM*           Rate**
             -----------------------  ----------

Less than..                  0.90***  [*]
At least...  0.90 but less than 0.95  [*]
At least...  0.95 but less than 1.00  [*]
At least...  1.00 but less than 1.05  [*]
At least...  1.05 but less than 1.10  [*]
At least...  1.10 but less than 1.15  [*]
At least...  1.15 but less than 1.20  [*]
At least...  1.20 but less than 1.25  [*]
At least...  1.25 but less than 1.30  [*]
At least...  1.30***                  [*]

* Calculated independently for each calendar service month, and equal to the number of Rx claims with a service date during the month (the month's "Claims") divided by the average number of enrolled Members during the month.

** The listed capitation rates are the ultimate capitation rates, which vary
                                       --------
with utilization rates as listed above. Since the actual utilization rate for a month will not be known when the capitation payment for that month is due, the initial capitation payment for each month will be made using the capitation rate which corresponds to the parties' mutually-agreed best projection of that month's ultimate utilization rate. (Until experience under this Agreement allows the parties to better estimate monthly utilization rates, the parties will use the [*] PMPM capitation rate for such initial capitation payments). Each month, (i) Manager will provide MCO with then-available utilization data regarding each of the eight immediately proceeding service months and (ii) an adjustment payment will be made by MCO to Manager (or by Manager to MCO) with regard to each of said preceeding months equal to the amount by which the capitation rate corresponding to the then-currently-known utilization rate for said preceeding month exceeds (or is exceeded by) total net capitation payments previously made to Manager with respect to said preceeding month.

*** For these two utilization brackets only, Manager and MCO will share [*] in Manager's "Profit or Loss" during each calendar service month, defined as the difference between total capitated
----------

                                     A1-6

PBM Fees ultimately due Manager for said month and the following: total Manager payments due pharmacies for said month's Claims plus and administrative overhead
                                                ----
allowance equal to [*]% of total Manager payments due pharmacies for said month's claims minus total pharmaceutical manufacturer rebates received by
               -----
Manager at any time for brand products dispensed in connection with the month's Claims. The Profit or Loss payment for a given service month will be made within 30 days after the last adjustment of the month's capitation payment per the last sentence of note ** above.

Fee-for-Service PBM Fees.  The following fee-for-service PBM Fees are payable to
------------------------
Manager per fill or refill, net of Deductibles and Co-Payments:

  Brand drug:  [*]            Generic Drug:  [*]


Other Benefit Design Parameters:
-------------------------------

  Dispensing Limits
  Emergency Coverage
  Mandatory Generic Substitution
  Non-Formulary Coverage
  OTC Product Restrictions
  Override PBM Fees
  Prior Authorization

                                     A1-7